REGISTRATION NO. 333-


                                 FORM S-8

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               MOOVIES, INC.
          (Exact name of registrant as specified in its charter)

              Delaware                             57-1012733
         (State or other jurisdiction           (I.R.S. Employer
         of incorporation or organization       Identification No.)

         201 Brookfield Parkway, Greenville, South Carolina  29607
           (Address of Principal Executive Offices)   (Zip Code)

                               Moovies, Inc.
                              1995 Stock Plan
                         (Full title of the plan)

                      John L. Taylor, President, CEO
                               Moovies, Inc.
                          201 Brookfield Parkway
                     Greenville, South Carolina  29607
                  (Name and address of agent for service)

                              (864) 213-1700
       (Telephone number, including area code, of agent for service)


                                 Copy to:

                       T. Clark Fitzgerald III, Esq.
                          Arnall Golden & Gregory
                         2800 One Atlantic Center
                        1201 West Peachtree Street
                       Atlanta, Georgia  30303-3450
                              (404) 873-8622

                        Calculation of Registration Fee

                                                Proposed
Title of                        Proposed        maximum
securities      Amount          maximum         aggregate       Amount of
to be           to be           offering price  offering        registration
registered      registered      per share       price           fee*

Common Stock,    940,000 Shares   $8.375        $7,872,500      $2,715.00
$.001 par value

* Calculated pursuant to Rule 457(h), based upon the average of the high and low prices reported for the Common Stock on July 3, 1996.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in the Registration
Statement:

     (a) The Annual Report on Form 10-K filed with respect to the registrant's fiscal year ended December 31, 1995.

     (b) The Quarterly Report on Form 10-Q filed with respect to the Registrant's fiscal quarter ended March 31, 1996.

     (c) The description of the Registrant's Common Stock, as such description is set forth in the Registrant's registration statement on Form 8-A filed under Section 12 of the Securities Exchange Act of 1934.

     (d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     This Registration Statement hereby incorporates by reference the contents of Items 4 through 9 of the Registrant's Registration Statement on Form S-8, File Number 33-80393.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina on July 5, 1996.

                                   MOOVIES, INC.



                                   By: /s/ John L. Taylor
                                        John L. Taylor
                                        President and Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John L. Taylor and F. Andrew Mitchell, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

PRINCIPAL EXECUTIVE, FINANCIAL & ACCOUNTING OFFICERS AND DIRECTORS:

        NAME                    TITLE                           DATE

/s/ John L Taylor               Chairman, President, and        July 5, 1996
__________________              Chief Executive Officer
John L. Taylor                  (Principal Executive Officer)
                                and Director

/s/ F. Andrew Mitchell          Chief Financial Officer and     July 5, 1996
__________________              Director (Principal Financial
F. Andrew Mitchell              Officer and Principal Accounting
                                Officer)

/s/ Douglas Raines              Director                        July 5, 1996
_________________
Douglas Raines

/s/ Michael A. Yeargin          Director                        July 5, 1996
_________________
Michael A. Yeargin

/s/ Arthur F. Greeder, III      Director                        July 5, 1996
_________________
Arthur F. Greeder, III

/s/ Rokki Rogan                 Director                        July 5, 1996
_________________
Rokki Rogan

/s/ Theodore J. Coburn          Director                        July 5, 1996
_________________
Theodore J. Coburn

/s/ Charles D. Way              Director                        July 5, 1996
_________________
Charles D. Way

/s/ Robert J. Klein             Director                        July 5, 1996
_________________
Robert J. Klein





                                 EXHIBIT INDEX


Exhibit No.                         Exhibit


3.1 Restated Certificate of Incorporation of the Registrant (hereby incorporated herein by reference to Exhibit 3.1 filed with Registrant's Registration Statement on Form S-1 (File No. 33-93562) which became effective on August 3,
                1995)


3.2 Restated Bylaws of the Registrant (hereby incorporated herein by reference to Exhibit 3.2 filed with Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (File No. 0-26526)

5*              Opinion of Arnall Golden & Gregory regarding legality


23.1*           Consent of Arnall Golden & Gregory (included as part of
                Exhibit 5 hereto)

23.2*           Consent of KPMG Peat Marwick LLP


25*             Power of Attorney (contained on signature page)


* Included with this filing.